EXHIBIT 99.2

              Audited Financial Statements of Bucktail
       Bank and Trust Company, including Report of Independent
            Auditors, for the year ended December 31, 1996

               Audited Financial Statements

              Bucktail Bank and Trust Company



                Year ended December 31, 1996
            with Report of Independent Auditors

               Bucktail Bank and Trust Company

                Audited Financial Statements

                Year ended December 31, 1996


                        Contents


Report of Independent                             1

Audited Financial Statements

Balance                                           2

Statement of Income                               3

Statement of Changes in Stockholder's Equity      4

Statement of Cash Flows                           5


Notes to Financial Statements                     6

Report of Independent Auditors

Board of Directors and Shareholder
Bucktail Bank and Trust Company

We have audited the accompanying balance sheet of Bucktail Bank and Trust Company (Company), a wholly owned subsidiary of F.N.B. Corporation, as of December 31, 1996, and the related statements of income, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bucktail Bank and Trust Company at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                       ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
April 2, 1997


Bucktail Bank and Trust Company
Balance Sheet


Dollars in thousands, except par values

December 31                                   1996
                                              -----

Assets
Cash and due from banks                      $   4,761
Interest bearing deposits with banks                29
Securities available for sale                    7,380
Securities held to maturity
 (fair value of $12,625)                        12,714

Loans, net of deferred loan fees
  and unearned income of $876                   92,191
Allowance for loan losses                       (1,262)
                                             ----------
      Net Loans                                 90,929
Premises and equipment                           1,280
Other assets                                     1,271
                                             ----------
                                             $ 118,364
                                             =========

Liabilities
Deposits:
  Non-interest bearing                       $  13,520
  Interest bearing                              92,484
                                             ---------
    Total Deposits                             106,004

Other liabilities                                1,042
Short-term borrowings                            2,233
Long-term debt                                      89
                                             ---------
    Total Liabilities                          109,368

Stockholder's Equity
Common stock - $25 par value
  Authorized - 100,000 shares
  Outstanding - 53,566 shares                   1,339
Additional paid-in capital                      4,432
Retained earnings                               3,208

Net unrealized securities gains                    17
                                             ---------

     Total Stockholder's Equity                 8,996
                                             ---------
                                             $118,364
                                             ========

See accompanying Notes to Financial Statements



Bucktail Bank and Trust Company
Statement of Income


Dollars in thousands

Year Ended December 31                               1996
                                                     -----

Interest Income
Loans, including fees                            $    7,176
Securities:
  Taxable                                             1,248
  Tax exempt                                            237
Other                                                   147
                                                 ----------
    Total Interest Income                             8,808

Interest Expense
Deposits                                              3,923
Short-term borrowings                                    40
Long-term debt                                            5
                                                 ----------
    Total Interest Expense                            3,968
                                                 ----------
    Net Interest Income                               4,840
Provision for loan losses                               289
                                                 ----------
    Net Interest Income After
        Provision For Loan Losses                     4,551
Non-Interest Income
Service charges                                         474
Trust                                                   136
Net gain on sale of securities                            8
Net gain on sale of securities                          164
Other                                                    90
                                                -----------
    Total Non-Interest Income                           872
                                                -----------
                                                      5,423
Non-Interest Expenses
Salaries and employee benefits                        1,722
Net occupancy                                           343
Equipment                                               261
Professional services                                   810
Postage                                                 123
Promotional                                             105
Other                                                   786
                                                -----------
     Total Non-Interest Expenses                      4,150
                                                -----------
     Income Before Income Tax Expense                 1,273
Income tax expense                                      369
                                                -----------
    Net Income                                  $       904
                                                ===========

See accompanying Notes to Financial Statements



Bucktail Bank and Trust Company
Statement of Changes in Stockholder's Equity

Dollars in thousands


                                                        Net
                         Additional                  Unrealized
              Common      Paid-In       Retained     Securities
              Stock       Capital       Earnings       Gains
              -----      ---------      --------     ----------


Balance at    $ 1,339     $ 4,432       $ 2,704      $     67
January 1,
1996

Net Income                                  904
Cash dividends
 declared                                  (400)
Change in net
 unrealized
 securities
 gains                                                     (50)
             --------    --------      ---------     ----------

Balance at   $1,339      $ 4,432       $3,208        $      17
December 31, ======      =======       ======        ==========
 1996


See accompanying Notes to Financial Statements



Bucktail Bank and Trust Company
Statement of Cash Flows

Dollars in thousands



Year Ended December 31                         1996
                                               ----

Operating Activities
Net income                                   $     904
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and accretion                     145
    Provision for loan losses                      289
    Deferred taxes                                  44
    Net gain on sale of securities                  (8)
    Net change in:
      Interest receivable                          106
      Interest payable                             (12)
    Other, net                                     543
                                             ----------

      Net cash flows from operating
       activities                                2,011

Investing Activities
Net change in:
  Interest bearing deposits with banks               2
  Federal funds sold                             4,881
  Loans                                        (15,772)
Purchase of securities available for sale       (6,964)
Purchase of securities held to maturity         (1,768)
Proceeds from sale of securities available
 for sale                                        5,986
Proceeds from maturity of securities
 available for sale                              6,331
Proceeds from maturity of securities held
 to maturity                                     2,763
Increase in premises and equipment                (127)
                                                -------
      Net cash flows used in investing
        activities                              (4,668)

Financing Activities
Net change in:
  Non-interest bearing deposits                   (663)
  Interest bearing deposits                      1,834
  Short-term borrowings                          2,198
Decrease in long-term debt                         (17)
Cash dividends paid                               (400)
                                                -------
      Net cash flows from financing activities    2,952
                                                -------

Net Increase In Cash And Due From Banks             295
Cash and due from banks at beginning of year      4,466
                                                -------

Cash and due from banks at end of year         $  4,761
                                               ========

See accompanying Notes to Financial Statements


Bucktail Bank and Trust Company
Notes to Financial Statements

Business
--------
Bucktail Bank and Trust Company (Bucktail or the Bank) is a wholly-owned subsidiary of F.N.B. Corporation (the Corporation). Bucktail operates seven offices in central Pennsylvania and is commonly owned with the following affiliates: First National Bank of Pennsylvania (First National), Reeves Bank, First County Bank, The Metropolitan Savings Bank of Ohio, Regency Finance Company (Regency), Penn-Ohio Life Insurance Company (Penn-Ohio), Mortgage Service Corporation and F.N.B. Building Corporation. On November 6, 1996, the Corporation announced a definitive agreement to sell 100% of its ownership interest in Bucktail to Sun Bancorp, Inc. (Sun), a bank holding company headquartered in Selinsgrove, Pennsylvania, with assets of approximately $355 million. The sale of Bucktail is anticipated to be consummated during the second quarter of 1997.

Summary of Significant Accounting Policies
-------------------------------------------
Use of Estimates:
-----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Securities:
-----------
Debt securities are classified as held to maturity when management has the positive intent and ability to hold securities to maturity. Securities held to maturity are carried at amortized cost.

Debt securities not classified as held to maturity and marketable equity securities are classified as available for sale.
Securities available for sale are carried at fair value with net unrealized securities gains (losses) reported separately as a component of stockholder's equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net securities gains (losses). The adjusted cost of specific securities sold is used to compute gains or losses on sales.

Presently, Bucktail has no intention of establishing a trading securities classification.

Loans and the Allowance for Loan Losses:
----------------------------------------
Loans are reported at their outstanding principal adjusted for any charge-offs and any deferred fees or costs on originated loans.

The Bank identifies impaired loans and measures these loans based on the present value of expected future cash flows discounted at the loan's effective interest rate, at the loan's observable market price or at the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Impaired loans consist of non-homogeneous loans, which based on the evaluation of current information and events, management has determined that it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreements. The Bank evaluates all commercial and commercial real estate loans which have been classified for regulatory reporting purposes, including non-accrual and restructured loans, in determining impaired loans.

Interest income on loans is accrued on the principal amount outstanding. It is Bucktail's policy to discontinue interest accruals on loans, except consumer installment loans, when principal or interest is due and has remained unpaid for 90 days or more unless the loan is both well secured and in the process of collection. When a loan is placed on non-accrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Non-accrual loans may not be restored to accrual status until all delinquent principal and interest has been paid, or the loan becomes both well secured and in the process of collection. Consumer installment loans are generally charged off against the allowance for loan losses upon reaching 90 days past due. Loan origination fees and related costs are deferred and recognized over the life of the loan as an adjustment of yield.

The allowance for loan losses is based on management's evaluation of potential losses in the loan portfolio, which includes an assessment of past experience, current and estimated future economic conditions, known and inherent risks in the loan portfolio, the estimated value of underlying collateral and industry standards. Additions are made to the allowance through periodic provisions charged to income and recovery of principal of loans previously charged off. Losses of principal are charged to the allowance when the loss actually occurs or when a determination is made that a loss is probable.

Premises and Equipment:
-----------------------
Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed generally on the straight-line method.

Other Real Estate Owned:
------------------------
Assets acquired in settlement of indebtedness are included in other assets at the lower of fair value minus estimated costs to sell or at the carrying amount of the indebtedness. Subsequent write-downs and net direct operating expenses attributable to such assets are included in other expenses.

Income Taxes:
-------------
Income taxes are computed utilizing the liability method. Under this method, deferred taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Bucktail files a consolidated federal income tax return with the Corporation. Applicable income taxes of individual entities are generally computed as if each had filed a separate return.

Cash Equivalents:
-----------------
Bucktail considers cash and due from banks as cash and cash equivalents.

New Accounting Standards:
-------------------------
Statement of Financial Accounting Standards (FAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," establishes new standards for determining whether a transfer constitutes a sale and, if so, the determination of the resulting gain or loss. These standards are based on the consistent application of a financial components approach that focuses on control. Under this approach, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Provisions of this Statement are effective for certain transactions entered into in 1997 and 1998. Bucktail does not anticipate this Standard will have a material effect on its financial position or results of operations.

Securities
----------
Following is a summary of the maturity distribution and weighted average yield for each range of maturities of securities available for sale (dollars in thousands):


                                     Fair          Weighted
December 31, 1996                    Value       Average Yield
                                    ------       -------------

U.S. Treasury and other
U.S. Government agencies
and corporations:

    Maturing within one year          $  4,009          5.90%
    Maturing after one year but
     within five years                   1,982          6.53
                                      --------
     Total U.S. Treasury and
      Other U.S. Government
      Agencies and Corporations          5,991           6.11

Mortgage-backed securities                 944           6.63

Equity securities                          445           6.08
                                      ---------

Total Securities Available
 for Sale                             $  7,380           6.17
                                      ========


Following is a summary of the maturity distribution and weighted average yield for each range of maturities of securities held to maturity (dollars in thousands):


                                    Amortized       Weighted
 December 31, 1996                    Cost       Average Yield
                                    ---------    -------------

States of the U.S. and
 political subdivisions:
  Maturing within one year          $    360          5.10%
  Maturing after one year but
   within five years                   4,490          5.64
                                    --------
    Total States of the U.S.
    and Political Subdivisions         4,850          5.60

Other securities:
  Maturing after one year but
   within five years                       5          6.00

Mortgage-backed securities             7,859          5.90
                                    --------

Total Securities Held to Maturity    $12,714          5.79
                                     =======


Maturities may differ from contractual terms because borrowers may have the right to call or prepay obligations with or without penalties. Periodic payments are received on mortgage-backed securities based on the payment patterns of the underlying collateral. Yields on tax-exempt securities have been adjusted to a taxable equivalent basis using a federal income tax rate of 35%.

Proceeds from sales of securities available for sale during 1996 were $6.0 million. Gross gains and gross losses which were realized on those sales were $10,000 and $2,000, respectively.

Following is a summary of securities available for sale (in thousands):


                                   Gross       Gross
                      Amortized  Unrealized  Unrealized   Fair
December 31, 1996       Cost       Gains       Losses     Value
                      ---------  ----------  ----------   -----

U.S. Treasury and
 other U.S. Government
 agencies and
 corporations       $   5,972   $      19               $  5,991
Mortgage-backed
 securities               937           7                    944
                    ----------  ---------     -------   --------
 Total Debt
  Securities            6,909         26                   6,935
Equity securities         445                                445
                    ---------   ---------     -------   --------
                    $   7,354  $      26                $  7,380
                    ========= ==========      =======   ========


Following is a summary of securities held to maturity (in thousands):


                                   Gross       Gross
                      Amortized  Unrealized  Unrealized   Fair
December 31, 1996       Cost       Gains       Losses     Value
                      ---------  ----------  ----------   -----
States of the U.S.
 and political
 subdivisions        $   4,850                $  (55)    $  4,795
Mortgage-backed
 securities              7,859   $     5         (39)       7,825
Other debt securities        5                                  5
                     ---------   ---------    -------    --------
                     $  12,714   $     5      $  (94)     $12,625
                     =========   =========    =======     =======


At December 31, 1996, securities with a carrying value of $12.0 million were pledged to secure public deposits, trust deposits and for other purposes as required by law.

As of December 31, 1996, Bucktail had not entered into any derivative transactions.

Loans
-----
Following is a summary of loans (in thousands):

December 31                                       1996
                                                  ----
Real estate:
  Residential                                 $ 40,842
  Commercial                                     8,597
  Construction                                     210
Installment loans to individuals                40,736
Commercial, financial and agricultural           2,682
Net deferred loan fees and unearned income        (876)
                                              ---------
                                              $ 92,191
                                              =========

At December 31, 1996, the loan portfolio's largest concentration included residential real estate loans collateralized by single and multi-family residences and installment loans to individuals financing automobile purchases. Bucktail generally avoids making significant loans to any single borrower and requires sufficient collateral based upon the financial strength of the borrower.

Non-performing Assets
---------------------
Following is a summary of non-performing assets (in thousands):

December 31                                  1996
                                             ----

Non-accrual loans                        $    491
Other real estate owned                        66
                                         --------
   Total Non-performing Assets           $    557
                                         ========

For the year ended December 31, 1996, income recognized on non-accrual loans was $24,000. Income that would have been recognized during 1996 on such loans if they were in accordance with their original terms was $49,000. Accruing loans that are contractually past due 90 days or more were $359,000 at December 31, 1996. At or during the year ended December 31, 1996, none of Bucktail's loans were deemed to be impaired in accordance with FAS No. 114, "Accounting by Creditors for Impairment of a Loan."

Allowance for Loan Losses
-------------------------
Following is an analysis of changes in the allowance for loan losses (in thousands):

Year Ended December 31                       1996
                                             ----

Balance at beginning of year              $ 1,317

Charge-offs:
  Real estate                                 (45)
  Installment loans to individuals           (282)
  Commercial, financial and agricultural      (73)
                                          --------
                                             (400)

Recoveries:
  Installment loans to individuals             56
                                         ---------
                                               56
                                         ---------

   Net Charge-Offs                           (344)
Provision for loan losses                     289
                                         ---------
Balance at end of year                     $1,262
                                         ========

At December 31, 1996, for purposes of this presentation, management has allocated the allowance for loan losses to loan categories as follows (in thousands):

                                                Percent of
                                                 Loans in
                                                   Each
                                                 Category
                                                 of Total
                              Amount              Loans
                             -------            ----------


Real estate                 $    101                53%

Installment loans to
 individuals                     761                44
Commercial, financial
 and agricultural                400                 3
                            --------               ----

                           $   1,262               100%
                           =========               ====


Premises and Equipment
----------------------
Following is a summary of premises and equipment (in thousands):


December 31                                  1996
                                             ----
Land                                      $    189
Premises                                     1,516
Equipment                                    2,205
                                          --------
                                             3,910
Accumulated depreciation                    (2,630)
                                          --------
                                          $  1,280
                                          ========

Depreciation expense was $191,000 for 1996.

Bucktail has operating leases extending to 2010 for certain land and office locations. Leases that expire are generally expected to be renewed or replaced by other leases. Rental expense was $149,000 for 1996. Total minimum rental commitments under such leases were $396,000 at December 31, 1996. Following is a summary of future minimum lease payments for years following December 31, 1996 (in thousands):

                 1997             $     36
                 1998                   28
                 1999                   28
                 2000                   28
                 2001                   28
          Later years                  248

Deposits
--------
Following is a summary of deposits (in thousands):

December 31                           1996
                                      ----
Non-interest bearing               $  13,520
Savings                               28,307
NOW                                    9,082
Certificates of deposit and
 other time deposits                  55,095
                                   ---------
                                   $ 106,004
                                   =========

Following is a summary of the scheduled maturities of time deposits for each of the five years following December 31, 1996
(in thousands):

                 1997             $  37,946
                 1998                 8,914
                 1999                 2,060
                 2000                 4,845
                 2001                 1,301
          Later years                    29


Time deposits of $100,000 or more were $9.0 million at December
31, 1996. Following is a summary of these time deposits by remaining maturities at December 31, 1996 (in thousands):


                        Certificates    Other Time
                         of Deposit      Deposits        Total
                        ------------    ----------      -------

Three months or less       $ 3,270                     $  3,270
Three to six months          2,141      $     39          2,180
Six to twelve months         1,491            79          1,570
Over twelve months           1,516           476          1,992
                          --------      --------       --------
                          $  8,418      $    594       $  9,012
                          ========      ========       ========



Short-Term Borrowings
---------------------
Following is a summary of short-term borrowings (in thousands):

December 31                            1996
                                       ----
Federal funds purchased            $  2,183
Other short-term borrowings              50
                                   --------
                                   $  2,233
                                   ========

The weighted average interest rate on these short-term borrowings was 7.25% at December 31, 1996. Bucktail has a line of credit with the Federal Home Loan Bank, which if used would require collateralization. No amounts were used as of December 31, 1996.

Commitments and Credit Risk
---------------------------
Bucktail has commitments to extend credit and standby letters of credit which involve certain elements of credit risk in excess of the amount stated in the balance sheet. Bucktail's exposure to credit loss in the event of non-performance by the customer is represented by the contractual amount of those instruments. Consistent credit policies are used by Bucktail for both on- and off-balance sheet items. At December 31, 1996, Bucktail had commitments to extend credit totaling $5.9 million and $25,000 of standby letters of credit.

At December 31, 1996, funding of approximately 60% of the commitments to extend credit is dependent on the financial condition of the customer. Bucktail has the ability to withdraw such commitments at its discretion. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Based on management's credit evaluation of the customer, collateral may be deemed necessary. Collateral requirements vary and may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by Bucktail which may require payment at a future date. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Income Taxes
------------
Income tax expense consists of the following (in thousands):

Year Ended December 31                         1996
                                               ----
Federal income taxes:
  Current                                    $   325

  Deferred                                        44
                                             -------
                                             $   369
                                             =======

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are presented below (in thousands):

December 31                                   1996
                                              ----
Deferred tax assets:
  Allowance for loan losses                  $   442
  Deferred compensation                           33
  Loan fees                                        5
  Other                                            7
                                             -------
   Total Gross Deferred Tax Assets               487

Deferred tax liabilities:
  Depreciation                                    47
  Unrealized gains on securities
   available for sale                              9
  Other                                            9
                                             -------
    Total Gross Deferred Tax Liabilities          65
                                             -------
    Net Deferred Tax Assets                 $    422
                                            ========

Following is a reconciliation between federal statutory tax and actual effective tax:

Year Ended December 31                        1996
                                              ----
Federal statutory tax                         35.0%
Effect of non-taxable interest
 and dividend income                          (6.7)
Other items                                     .7
                                              -----
Actual taxes                                  29.0%
                                              =====

Included in loan income is interest on tax-free loans of $49,245 for 1996.

Cash Flow Information
---------------------
Following is a summary of supplemental cash flow information (in thousands):

Year Ended December 31                        1996
                                              -----

Cash paid during year for:
  Interest                                 $   3,980
  Income taxes                                   321

Non-cash Investing and Financing
 Activities:
  Acquisition of real estate
  in settlement of loans                  $      134

Regulatory Matters
------------------
Bucktail is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Bucktail's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Bucktail must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Bucktail's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulators to ensure capital adequacy require Bucktail to maintain minimum amounts and ratios of total and tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of tier 1 capital to average assets (as defined). Management believes, as of December 31, 1996, that Bucktail meets all capital adequacy requirements to which it is subject. Capital ratios as of December 31, 1996 are as follows (dollars in thousands):

                                                For Capital
                             Actual          Adequacy Purposes
                        ---------------      -----------------
                        Amount    Ratio       Amount    Ratio
                        ------    -----       ------    -----
Total Capital (to
 risk-weighted assets) $ 10,006   12.2%       $ 6,558    8.0%
Tier 1 Capital (to
 risk-weighted assets)    8,978   11.0          3,279    4.0
Tier 1 Capital (to
 average assets)          8,978    7.5          4,772    4.0

                                     To Be Well
                                  Capitalized Under
                                  Prompt Corrective
                                  Action Provisions
                          ----------------------------------
                               Amount           Ratio
                               ------           -----

Total Capital (to
 risk-weighted assets)        $ 8,198           10.0%
Tier 1 Capital (to
 risk-weighted assets)          4,919            6.0
Tier 1 Capital (to
 average assets)                5,964            5.0


As of December 31, 1996, Bucktail has been categorized by the regulators as "well capitalized" under the regulatory framework for prompt corrective action. Management is not aware of any conditions or events at March 31, 1997 which would change this categorization.

Bucktail was required to maintain aggregate reserves amounting to $563,000 at December 31, 1996 to satisfy federal regulatory requirements.

Certain limitations exist under applicable law and regulations by regulatory agencies regarding dividend payments to a parent by its subsidiaries. As of December 31, 1996, Bucktail had $1.8 million of retained earnings available for distribution as dividends without prior regulatory approval.

Under current Federal Reserve regulations, Bucktail is limited in the amount it may lend to non-bank affiliates, including the Corporation. Such loans must be secured by specified collateral. In addition, any such loans to a single non-bank affiliate may not exceed 10% of Bucktail's capital and surplus and the aggregate of loans to all such affiliates may not exceed 20%.
The maximum amount that may be borrowed by non-bank affiliates under these provisions approximated $2.0 million at December 31, 1996.

Related Party Transactions
--------------------------
Included in professional services are reimbursements to First
National of $659,000 for administrative and data processing services for the year ended December 31, 1996.

Bucktail purchased federal funds from First National, which totaled $2.2 million at December 31, 1996.

Fair Value of Financial Instruments
-----------------------------------
The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks:
------------------------
For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities:
-----------
For both securities available for sale and securities held to maturity, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans:
------
The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits:
---------
The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity deposits is estimated by discounting future cash flows using rates currently offered for deposits of similar remaining maturities. The fair value estimates do not include the benefits that result from low-cost funding provided by the deposit liabilities compared to the cost of alternate sources of funds.

Short-Term Borrowings:
----------------------
The carrying amounts for short-term borrowings approximate fair value for amounts that mature in 90 days or less. The fair value of subordinated notes is estimated by discounting future cash flows using rates currently offered.

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

Long-Term Debt:
---------------
The fair value of long-term debt is estimated by discounting future cash flows based on the market prices for the same or similar issues or on the current rates offered to the Corporation for debt of the same remaining maturities.

The estimated fair values of Bucktail's financial instruments are as follows (in thousands):

                                             1996
                                ----------------------------
                                Carrying               Fair
                                 Amount                Value
                                -------                ------
Financial Assets
Cash and short-term
 investments                  $   4,790             $   4,790
Securities available
 for sale                         7,380                 7,380
Securities held to maturity      12,714                12,625
Net loans                        90,929                90,759

Financial Liabilities
Deposits                     $  106,004            $  106,342
Short-term borrowings             2,233                 2,233
Long-term debt                       89                    79



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